UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 28, 2017
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870638336
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6420 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1Y2
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

     Emerging growth company [     ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [     ]

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2017, IntelGenx Technologies Corp. (the “Company”) entered into an Agency Agreement (the “Agency Agreement”) with Desjardins Securities Inc. (the “Lead Agent”), Laurentian Bank Securities Inc. (“Laurentian”) and Echelon Wealth Partners Inc. (“Echelon” and collectively, with Laurentian and the Lead Agent, the “Agents”) relating to the offering (the “Offering”) by the Company of an aggregate of a minimum of Cdn$5,000,000 and a maximum of Cdn$10,000,000 aggregate principal amount of 8% convertible unsecured subordinated debentures (the “Debentures”) due June 30, 2020 (the “Maturity Date”). The Debentures will bear interest at an annual rate of 8%, payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017.

The Debentures will be redeemable, in whole or in part, at the option of the Company and each Debenture will be convertible into shares of common stock of the Company (the “Shares”) at the option of the holder at any time prior to the close of business on the earlier of the Maturity Date and the business day immediately preceding the date specified by the Company for redemptions of the Debentures, the whole upon and subject to the terms set forth in the Indenture for the Debentures.

In consideration for the Agents’ services to the Company in connection with the Offering, the Company has agreed to pay to the Lead Agent, on behalf of the Agents, at closing of the Offering an aggregate amount in cash (the “Agents’ Fee”) equal to 6% of the gross proceeds from the sale of the Debentures pursuant to the Offering. The Agents have agreed with the Company that the Agents’ Fee shall be allocated as follows: (a) 67.5% of the aggregate Agents’ Fee shall be allocated to the Lead Agent, (b) 22.5% of the aggregate Agents’ Fee shall be allocated to Laurentian, and (c) 10.0% of the aggregate Agents’ Fee shall be allocated to Echelon.

The Agency Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions.

The Offering is expected to close on or about July 12, 2017, subject to obtaining customary TSX Venture Exchange approvals.

The Debentures and the Shares will be registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-1, as amended (No. 333-217148), which has not been declared effective by the United States Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Debentures or Shares, nor shall there be any sale of the Debentures or Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Agency Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agency Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
1.1	Agency Agreement dated June 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: July 5, 2017	/s/ Ingrid Zerbe
Ingrid Zerbe
Corporate Secretary